Exhibit 99.1
Investor Contact: Brad Ankerholz
Graphic Packaging Holding Company
770-240-7971

Graphic Packaging Holding Company Reports Third Quarter 2015 Results
Highlights

•	Q3 Adjusted Earnings per Diluted Share were $0.20 compared to $0.17 in the prior year period.

•	Q3 Adjusted EBITDA was $197.1 million compared to $190.6 million in the prior year period.

•	Definitive agreement signed to purchase G-Box, S.A. de C.V., a Mexico-based operator of two folding carton facilities

ATLANTA, GA, October 22, 2015. Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading provider of paper-based packaging solutions to food, beverage and other consumer products companies, today reported Net Income for third quarter 2015 of $60.2 million, or $0.18 per share, based upon 330.4 million weighted average diluted shares. This compares to third quarter 2014 Net Income of $53.0 million, or $0.16 per share, based on 330.6 million weighted average diluted shares.
Third quarter 2015 Net Income was negatively impacted by $5.8 million of special charges after taxes (primarily Charges Associated with Business Combinations). When adjusting for these charges, Adjusted Net Income for the third quarter of 2015 was $66.0 million, or $0.20 per diluted share. This compares to third quarter 2014 Adjusted Net Income of $57.5 million or $0.17 per diluted share.
“We delivered another solid quarter of performance, producing and selling more tons than a year ago and improving our Adjusted EBITDA margin by 20 basis points to 18.4%," said Chairman and CEO David Scheible. The increases were driven by our ongoing asset optimization strategies, acquisition integration and strong operating performance. We have generated nearly $60 million in productivity benefits through the first three quarters of the year, which puts us on track to deliver full-year performance benefits at the upper end of our range of $60-$80 million.”
“In line with our strategy to grow profitably through reinvestments back into the business and acquisitions, I am pleased to announce our definitive agreement to purchase G-Box, S.A. de C.V. (G-Box), a Mexico-based operator of two folding carton facilities. G-Box, along with the October 1, 2015 announced acquisition of the assets of Carded Graphics, expands Graphic Packaging’s geographic footprint, manufacturing scope, customer base and range of products. G-Box increases Graphic’s presence in Mexico by adding two folding carton facilities located in Monterrey and Tijuana, while Carded Graphics allows us to better service new and existing customers on the east coast, specifically in the fast growing craft beer markets.”

Net Sales
Net Sales increased 1.9%, or $20 million, to $1,070.0 million in the third quarter of 2015 compared to $1,050.0 million in the prior year period. The $20.0 million increase was driven by $56.5 million of improved volume/mix, primarily related to acquisitions. The sales increase was partially offset by $30.2 million of unfavorable foreign exchange rates and $6.3 million of lower pricing.
Attached is supplemental data showing Net Tons Sold, Net Sales and Income (Loss) from Operations for the first three quarters of 2015 and each quarter of 2014.

EBITDA
EBITDA increased 3.7%, or $6.8 million, to $189.1 million in the third quarter of 2015 compared to $182.3 million in the third quarter of 2014. After adjusting both periods for special charges, Adjusted EBITDA increased 3.4% to $197.1 million in the third quarter of 2015 from $190.6 million in the third quarter of 2014. When comparing against the prior year quarter, Adjusted EBITDA in the third quarter of 2015 was positively impacted by $18.9 million of improved net operating performance and $6.3 million of favorable volume/mix. These benefits were partially offset by $7.3 million in higher costs (primarily for labor and benefits), $7.3 million of unfavorable foreign exchange rates and $4.1 million of lower price, net of commodity deflation.

Other Results
Total Net Debt declined $84.9 million during the third quarter 2015 to $1,912.7 million. At quarter end, the Company's Net Leverage Ratio was 2.58 times Adjusted EBITDA compared to 2.90 times Adjusted EBITDA at the end of the third quarter of 2014. As of September 30, 2015, the Company had available domestic liquidity of $1,034.8 million, including the undrawn availability under its $1.25 billion domestic revolving credit facility.
Net Interest Expense was $16.5 million in the third quarter of 2015 compared to $20.4 million in the third quarter of 2014. The decrease was due to both lower debt balances and lower overall interest rates.

Capital expenditures for third quarter 2015 were $54.7 million, compared to $42.5 million in the third quarter of 2014. The increase is primarily the result of additional investments being made in the Company’s mills, including the previously announced cogen installation at the West Monroe, LA mill.
Income Tax Expense was $33.6 million in the third quarter of 2015 compared to $39.3 million in the third quarter of 2014. As of September 30, 2015, the Company had approximately $455 million of NOLs for U.S. federal income tax purposes, which may be used to offset future taxable income.
Please note that a tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Sales, Total Net Debt and Net Leverage Ratio is attached to this release.

Acquisitions
Today, the Company announced that its wholly-owned subsidiary, Graphic Packaging International, Inc., has entered into a definitive agreement to purchase G-Box, S.A. de C.V. The acquisition includes two folding carton converting facilities located in Monterrey, Mexico and Tijuana, Mexico. The purchase allows Graphic Packaging to expand its manufacturing scope in Mexico, broaden its customer base and offer its current customers a wider range of products. The acquisition is subject to standard closing requirements and regulatory review and is expected to close in the fourth quarter of 2015.
As previously announced, Graphic Packaging International, Inc., a wholly owned subsidiary of the Company, acquired the converting assets of Carded Graphics, LLC. on October 1, 2015 Based in Staunton, VA, Carded Graphics’ state-of-the-art converting facility produces award winning printed folding cartons and has a strong regional position in the food, craft beer and other consumer product markets.
Earnings Call
The Company will host a conference call at 10:00 am eastern time today (October 22, 2015) to discuss the results of third quarter 2015. To access the conference call, listeners calling from within North America should dial 800-392-9489 at least 10 minutes prior to the start of the conference call (Conference ID #50875829). Listeners may also access the audio webcast, along with a slide presentation, in the Investors section of the Graphic Packaging website: http://www.graphicpkg.com. Replays of the call can be accessed for one week by dialing 855-859-2056.
Forward Looking Statements
Any statements of the Company's expectations in this press release constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements, including but not limited to, those regarding full-year performance benefits, assessments regarding the use of the Company's NOLs and the expected timing of the closing of the G-Box acquisition are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives and cost reduction plans, the Company’s debt level, currency movements and other risks of conducting business internationally, the impact of regulatory and litigation matters, including the continued availability of the Company's net operating loss offset to taxable income. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE:GPK), headquartered in Atlanta, Georgia, is a leading provider of packaging solutions for a wide variety of products to food, beverage and other consumer products companies.  The Company is one of the largest producers of folding cartons and holds a leading market position in coated-unbleached kraft and coated-recycled boxboard. The Company's customers include some of the most widely recognized companies in the world. Additional information about Graphic Packaging, its business and its products, is available at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions, except per share amounts	2015	2014	2015	2014
Net Sales	$1,070.0	$1,050.0	$3,135.3	$3,239.4
Cost of Sales	868.1	847.6	2,545.8	2,636.9
Selling, General and Administrative	83.7	83.6	257.8	279.0
Other Expense (Income), Net	0.2	(0.3)	(7.9)	(1.3)
Restructuring and Other Special Charges	8.0	6.8	14.1	185.7
Income from Operations	110.0	112.3	325.5	139.1
Interest Expense, Net	(16.5)	(20.4)	(51.2)	(62.0)
Income before Income Taxes and Equity Income of Unconsolidated Entities	93.5	91.9	274.3	77.1
Income Tax Expense	(33.6)	(39.3)	(102.3)	(30.9)
Income before Equity Income of Unconsolidated Entities	59.9	52.6	172.0	46.2
Equity Income of Unconsolidated Entities	0.3	0.4	0.9	1.3
Net Income	60.2	53.0	172.9	47.5
Net Loss Attributable to Noncontrolling Interests	—	—	—	0.7
Net Income Attributable to Graphic Packaging Holding Company	$60.2	$53.0	$172.9	$48.2

Net Income Per Share Attributable to Graphic Packaging Holding Company — Basic and Diluted	$0.18	$0.16	$0.52	$0.15

Weighted Average Number of Shares Outstanding - Basic	329.7	328.9	329.9	328.4
Weighted Average Number of Shares Outstanding - Diluted	330.4	330.6	330.7	330.4

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	September 30, 2015	December 31, 2014

ASSETS

Current Assets:
Cash and Cash Equivalents	$81.5	$81.6
Receivables, Net	483.2	408.3
Inventories, Net	569.3	521.8
Deferred Income Tax Assets	180.3	177.2
Other Current Assets	35.3	32.0
Total Current Assets	1,349.6	1,220.9
Property, Plant and Equipment, Net	1,553.3	1,546.8
Goodwill	1,158.5	1,118.1
Intangible Assets, Net	379.7	385.6
Other Assets	66.7	59.9
Total Assets	$4,507.8	$4,331.3

LIABILITIES

Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$33.8	$32.2
Accounts Payable	411.6	424.9
Other Accrued Liabilities	247.4	219.6
Total Current Liabilities	692.8	676.7
Long-Term Debt	1,960.4	1,942.1
Deferred Income Tax Liabilities	429.5	309.3
Other Noncurrent Liabilities	320.8	390.9

SHAREHOLDERS’ EQUITY

Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $.01 per share; 1,000,000,000 shares authorized; 327,652,728 and 327,044,500 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	3.3	3.3
Capital in Excess of Par Value	1,782.3	1,796.5
Accumulated Deficit	(343.8)	(452.9)
Accumulated Other Comprehensive Loss	(337.5)	(334.6)
Total Shareholders' Equity	1,104.3	1,012.3
Total Liabilities and Shareholders' Equity	$4,507.8	$4,331.3

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
In millions	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$172.9	$47.5
Non-cash Items Included in Net Income:
Depreciation and Amortization	212.8	202.2
Deferred Income Taxes	90.1	28.8
Amount of Postretirement Expense Less Than Funding	(28.8)	(13.9)
Loss on the Sale of Assets	2.6	170.4
Other, Net	18.5	29.3
Changes in Operating Assets and Liabilities	(117.1)	(133.1)
Net Cash Provided by Operating Activities	351.0	331.2

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(181.7)	(151.4)
Proceeds from Government Grant	—	26.9
Acquisition of Businesses, Net of Cash Acquired	(113.6)	(173.8)
Proceeds Received from the Sale of Assets, Net of Selling Costs	—	167.4
Other, Net	1.2	(4.4)
Net Cash Used in Investing Activities	(294.1)	(135.3)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	(23.0)	—
Payments on Debt	(18.7)	(46.1)
Borrowings under Revolving Credit Facilities	748.9	949.3
Payments on Revolving Credit Facilities	(704.5)	(1,068.6)
Repurchase of Common Stock related to Share-Based Payments	(21.3)	(14.7)
Dividends Paid	(32.9)	—
Other, Net	(1.1)	(10.2)
Net Cash Used in Financing Activities	(52.6)	(190.3)
Effect of Exchange Rate Changes on Cash	(4.4)	(2.6)
Net (Decrease) Increase in Cash and Cash Equivalents	(0.1)	3.0
Cash and Cash Equivalents at Beginning of Period	81.6	52.2
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$81.5	$55.2

Reconciliation of Non-GAAP Financial Measures
The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, equity income of unconsolidated entities, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net Income, Net Leverage Ratio and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges associated with: the Company's business combinations, sale or shutdown of assets, other special charges and the modification or extinguishment of debt. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions, except per share amounts	2015	2014	2015	2014
Net Income Attributable to Graphic Packaging Holding Company	$60.2	$53.0	$172.9	$48.2
(Subtract) Add:
Net Loss Attributable to Noncontrolling Interests	—	—	—	(0.7)
Income Tax Expense	33.6	39.3	102.3	30.9
Equity Income of Unconsolidated Entities	(0.3)	(0.4)	(0.9)	(1.3)
Interest Expense, Net	16.5	20.4	51.2	62.0
Depreciation and Amortization	79.1	70.0	229.8	212.7
EBITDA	189.1	182.3	555.3	351.8
Loss on Sale of Assets	1.7	0.3	1.7	170.7
Charges Associated with Business Combinations and Other Special Charges	6.3	8.0	13.5	16.5
Adjusted EBITDA	$197.1	$190.6	$570.5	$539.0

Net Income Attributable to Graphic Packaging Holding Company	$60.2	$53.0	$172.9	$48.2
Loss on Sale of Assets	1.7	0.3	1.7	170.7
Charges Associated with Business Combinations and Other Special Charges	6.3	8.0	13.5	16.5
Tax Impact of Non-recurring Items	(2.2)	(3.8)	(4.1)	(67.4)
Adjusted Net Income	$66.0	$57.5	$184.0	$168.0

Adjusted Earnings Per Share - Basic	$0.20	$0.17	$0.56	$0.51
Adjusted Earnings Per Share - Diluted	$0.20	$0.17	$0.56	$0.51

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions	2015	2014	2015	2014
Net Sales	$1,070.0	$1,050.0	$3,135.3	$3,017.8
Net Sales related to divestitures	—	—	—	221.6
Adjusted Net Sales	$1,070.0	$1,050.0	$3,135.3	$3,239.4

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	18.4%	18.2%	18.2%	16.6%

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	September 30,	September 30,	December 31,
In millions	2015	2014	2014
Net Income Attributable to Graphic Packaging Holding Company	$214.4	$94.2	$89.7
(Subtract) Add:
Net Loss Attributable to Noncontrolling Interests	—	(1.4)	(0.7)
Income Tax Expense	116.8	27.4	45.4
Equity Income of Unconsolidated Entities	(1.3)	(1.6)	(1.7)
Interest Expense, Net	69.9	83.5	80.7
Depreciation and Amortization	301.0	289.7	283.9
EBITDA	700.8	491.8	497.3
Loss on Sale of Assets, Net	11.1	171.8	180.1
Charges Associated with Business Combinations and Other Special Charges	16.0	33.7	19.0
Loss on Modification or Extinguishment of Debt	14.4	—	14.4
Adjusted EBITDA	$742.3	$697.3	$710.8

	September 30,	September 30,	December 31,
Calculation of Net Debt:	2015	2014	2014
Short-Term Debt and Current Portion of Long-Term Debt	$33.8	$68.0	$32.2
Long-Term Debt	1,960.4	2,011.2	1,942.1
Less:
Cash and Cash Equivalents	(81.5)	(55.2)	(81.6)
Total Net Debt	$1,912.7	$2,024.0	$1,892.7

Net Leverage Ratio ( Total Net Debt/Adjusted EBITDA)	2.58	2.90	2.66

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2015
Net Tons Sold (000's)
Paperboard Packaging	681.1	730.8	732.3

Net Sales ($ Millions):
Paperboard Packaging	$1,008.2	$1,057.1	$1,070.0

Income from Operations ($ Millions):
Paperboard Packaging	$105.3	$110.2	$110.0

2014
Net Tons Sold (000's)
Paperboard Packaging	624.2	654.4	679.4	666.1
Flexible Packaging	**	**	**	**

Net Sales ($ Millions):
Paperboard Packaging	$964.7	$1,009.0	$1,050.0	$1,001.1
Flexible Packaging	108.0	107.7	—	—
Total	$1,072.7	$1,116.7	$1,050.0	$1,001.1

Income (Loss) from Operations ($ Millions):
Paperboard Packaging	$87.0	$119.3	$112.3	$95.3
Flexible Packaging	(7.3)	(172.2)	—	(6.6)
Total	$79.7	$(52.9)	$112.3	$88.7
** Not meaningful